As filed with the Securities and Exchange Commission on December 20, 2013

Registration No. 333-192048

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHASE BANK USA, NATIONAL ASSOCIATION

(Sponsor, Depositor, Originator, Administrator and Servicer of the Issuing Entity described herein)

CHASE ISSUANCE TRUST

(Issuing Entity of the Notes)

United States	22-2382028
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chase Bank USA, National Association

201 North Walnut Street

Wilmington, Delaware 19801

(302) 282-5113

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew T. Semmelman, Esq.

Senior Vice President

Chase Bank USA, National Association

201 North Walnut Street

Wilmington, Delaware 19801

(302) 282-3737

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies of all Communications to:

Andrew M. Faulkner, Esq. SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP Four Times Square New York, New York 10036 (212) 735-2853	Angela Liuzzi, Esq. JPMORGAN CHASE & CO. 270 Park Avenue New York, New York 10017 (212) 270-8210	John Hwang, Esq. ALLEN & OVERY LLP 1221 Avenue of the Americas New York, New York 10020 (212) 610-6395

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (do not check if smaller reporting company)	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(a)	Proposed maximum offering price per note(b)	Proposed maximum aggregate offering price(b)	Amount of registration fee
Notes	$1,000,000	100%	$1,000,000	$128.80(c)

(a)	With respect to any securities denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such security is first offered.
(b)	Estimated solely for the purpose of calculating the registration fee.
(c)	Which amount was previously paid.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 is being submitted to file additional exhibits under Item 16 (Exhibits) of Part II of the Registration Statement (Registration No. 333-192048), including exhibit number 5.1, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, with respect to corporate matters, and exhibit number 8.1, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, with respect to tax matters.

PART II

Item 14. Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee		$128.80
Printing and Engraving Expenses		*
Trustee’s Fees and Expenses		*
Legal Fees and Expenses		*
Accountants’ Fees and Expenses		*
Rating Agency Fees		*
Miscellaneous Fees and Expenses		*

Total	$	*

*	To be provided by amendment.

Item 15. Indemnification of Directors and Officers

Article IX of the By-laws of Chase Bank USA, National Association (“Chase USA”) provide that any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of Chase USA or is or was serving at the request of Chase USA as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis for such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by Chase USA to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Chase USA to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in the second following paragraph with respect to proceedings to enforce rights to indemnification, Chase USA shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of Chase USA.

The right to indemnification described in the immediately preceding paragraph shall include the right to be paid by Chase USA the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereafter an “Advancement of Expenses”); provided, however, that, if the Delaware General Corporation Law requires an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to Chase USA of an undertaking (hereinafter an “Undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under such Article IX or otherwise.

The rights to indemnification and to the advancement of expenses described in the two preceding paragraphs are contract rights. If a claim under either of such paragraphs is not paid in full by Chase USA within sixty days after a written claim has been received by Chase USA except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against Chase USA to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by Chase USA to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification under such Article IX (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by Chase USA to recover an advancement of expenses pursuant to the terms of an undertaking, Chase USA shall be entitled to recover such expense upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of Chase USA (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by Chase USA (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses under such Article IX, or by Chase USA to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under such Article IX or otherwise shall be on Chase USA. Article IX of Chase USA’s By-Laws also provides that the foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which any person may be entitled under any statute, Articles of Association, by-law, agreement, or vote of stockholders or disinterested directors or otherwise. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation must indemnify a director or officer who has defended successfully, on the merits or otherwise, any proceeding against him or any claim, matter or issue therein, for reasonable expenses actually incurred in such defense. There are directors and officers liability insurance policies presently outstanding which insure directors and officers of Chase USA, Chase USA’s parent and certain of its subsidiaries. The policies cover losses for which Chase USA, Chase USA’s parent or any of those subsidiaries shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by Chase USA, Chase USA’s parent or any of those subsidiaries. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain self-insured retention provisions.

Item 16. Exhibits and Financial Statements

(a) Exhibits

Exhibit Number	Description

*1.1—	Form of Underwriting Agreement

3.1—	Composite Articles of Association of Chase Bank USA, National Association (included in Exhibit 3.1 to registrant’s Form S-3, as filed with the Securities and Exchange Commission on November 1, 2013, which is hereby incorporated by reference)

3.2—	Composite Bylaws of Chase Bank USA, National Association (included in Exhibit 3.2 to registrant’s Form S-3, as filed with the Securities and Exchange Commission on January 27, 2006, which is hereby incorporated by reference)

4.1.1—	Third Amended and Restated Indenture for the Notes, dated as of December 19, 2007 (included in Exhibit 10.2 to registrant’s Form 8-K, as filed with the Securities and Exchange Commission on December 20, 2007, which is incorporated herein by reference)

4.1.2—	Amendment to the Third Amended and Restated Indenture, dated as of July 9, 2013 (included in Exhibit 4.2 to registrant’s Form 8-K, as filed with the Securities and Exchange Commission on July 9, 2013, which is incorporated herein by reference)

4.2—	Second Amended and Restated Asset Pool One Supplement, dated as of December 19, 2007 (included in Exhibit 10.5 to registrant’s Form 8-K, as filed with the Securities and Exchange Commission on December 20, 2007, which is incorporated herein by reference)

4.3—	Amended and Restated Indenture Supplement, dated as of October 15, 2004 (included in Exhibit 4.3 to registrant’s Form S-3, as filed with the Securities and Exchange Commission on October 18, 2004, which is hereby incorporated by reference)

4.4—	Assumption Agreement, dated as of October 1, 2004 (included in Exhibit 4.5 to registrant’s Form S-3, as filed with the Securities and Exchange Commission on October 18, 2004, which is hereby incorporated by reference)

4.5.1—	Third Amended and Restated Transfer and Servicing Agreement, dated as of December 19, 2007 (included in Exhibit 10.1 to registrant’s Form 8-K, as filed with the Securities and Exchange Commission on December 20, 2007, which is incorporated herein by reference)

4.5.2—	First Amendment to the Third Amended and Restated Transfer and Servicing Agreement, dated as of May 8, 2009 (included in Exhibit 10.1 to registrant’s Form 8-K, as filed with the Securities and Exchange Commission on December 20, 2007, which is incorporated herein by reference)

4.5.3—	Amendment No. 2 to the Third Amended and Restated Transfer and Servicing Agreement, dated as of July 9, 2013 (included in Exhibit 4.1 to registrant’s Form 8-K, as filed with the Securities and Exchange Commission on July 9, 2013, which is incorporated herein by reference)

4.6—	Third Amended and Restated Trust Agreement of Chase Issuance Trust, dated as of March 14, 2006 (included in Exhibit 10.5 to registrant’s Form 8-K, as filed with the Securities and Exchange Commission on March 16, 2006, which is incorporated herein by reference)

*4.7—	Form of Notes

*4.8—	Form of Terms Document for Class A Notes

*4.9—	Form of Terms Document for Class B Notes

Exhibit Number	Description

*4.10—	Form of Terms Document for Class C Notes

5.1—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, with respect to corporate matters

8.1—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, with respect to tax matters

23.1—	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in opinion filed as Exhibit 5.1)

24.1—	Power of Attorney (included in Exhibit 24.1 to registrant’s Form S-3, as filed with the Securities and Exchange Commission on November 1, 2013, which is hereby incorporated by reference)

*25.1—	Form T-l Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Indenture Trustee under the Indenture

*	To be filed by amendment

Item 17. Undertakings

(a) With respect to Rule 415:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement :

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement . Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement ; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this Section do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement , or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; and

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is for an offering of asset-backed securities on Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement I.B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on December 20, 2013.

CHASE BANK USA, NATIONAL ASSOCIATION, as Sponsor, Depositor, Originator, Administrator and Servicer

By:	/s/ David A. Penkrot
Name: David A. Penkrot
Title: Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John C. Marion	Principal Executive Officer, President and Director	December 20, 2013

* Catherine M. Hogan	Principal Financial Officer and Director	December 20, 2013

/s/ David A. Penkrot David A. Penkrot	Principal Accounting Officer	December 20, 2013

* Eileen M. Serra	Chairperson and Director	December 20, 2013

Raymond L. Fischer	Director	December 20, 2013

Samuel Todd Maclin	Director	December 20, 2013

Matthew Kane	Director	December 20, 2013

* James K. Paterson	Director	December 20, 2013

*	The undersigned, by signing his name hereto, does hereby sign this Amendment No. 2 to Registration Statement on behalf of the above indicated officer or director of the Registrant, Chase Bank USA, National Association, pursuant to the Power of Attorney signed by such officer or director and filed as Exhibit 24.1 to Form S-3 (filed with the Securities and Exchange Commission on November 1, 2013, which is hereby incorporated by reference).

By:	/s/ David A. Penkrot
David A. Penkrot, Attorney in Fact

EXHIBIT INDEX

Exhibit Number	Description

*1.1—	Form of Underwriting Agreement

3.1—	Composite Articles of Association of Chase Bank USA, National Association (included in Exhibit 3.1 to registrant’s Form S-3, as filed with the Securities and Exchange Commission on November 1, 2013, which is hereby incorporated by reference)

3.2—	Composite Bylaws of Chase Bank USA, National Association (included in Exhibit 3.2 to registrant’s Form S-3, as filed with the Securities and Exchange Commission on January 27, 2006, which is hereby incorporated by reference)

4.1.1—	Third Amended and Restated Indenture for the Notes, dated as of December 19, 2007 (included in Exhibit 10.2 to registrant’s Form 8-K, as filed with the Securities and Exchange Commission on December 20, 2007, which is incorporated herein by reference)

4.1.2—	Amendment to the Third Amended and Restated Indenture, dated as of July 9, 2013 (included in Exhibit 4.2 to registrant’s Form 8-K, as filed with the Securities and Exchange Commission on July 9, 2013, which is incorporated herein by reference)

4.2—	Second Amended and Restated Asset Pool One Supplement, dated as of December 19, 2007 (included in Exhibit 10.5 to registrant’s Form 8-K, as filed with the Securities and Exchange Commission on December 20, 2007, which is incorporated herein by reference)

4.3—	Amended and Restated Indenture Supplement, dated as of October 15, 2004 (included in Exhibit 4.3 to registrant’s Form S-3, as filed with the Securities and Exchange Commission on October 18, 2004, which is hereby incorporated by reference)

4.4—	Assumption Agreement, dated as of October 1, 2004 (included in Exhibit 4.5 to registrant’s Form S-3, as filed with the Securities and Exchange Commission on October 18, 2004, which is hereby incorporated by reference)

4.5.1—	Third Amended and Restated Transfer and Servicing Agreement, dated as of December 19, 2007 (included in Exhibit 10.1 to registrant’s Form 8-K, as filed with the Securities and Exchange Commission on December 20, 2007, which is incorporated herein by reference)

4.5.2—	First Amendment to the Third Amended and Restated Transfer and Servicing Agreement, dated as of May 8, 2009 (included in Exhibit 10.1 to registrant’s Form 8-K, as filed with the Securities and Exchange Commission on December 20, 2007, which is incorporated herein by reference)

4.5.3—	Amendment No. 2 to the Third Amended and Restated Transfer and Servicing Agreement, dated as of July 9, 2013 (included in Exhibit 4.1 to registrant’s Form 8-K, as filed with the Securities and Exchange Commission on July 9, 2013, which is incorporated herein by reference)

4.5.4—	Amendment No. 3 to the Third Amended and Restated Transfer and Servicing Agreement, dated as of December 20, 2013

4.6—	Third Amended and Restated Trust Agreement of Chase Issuance Trust, dated as of March 14, 2006 (included in Exhibit 10.5 to registrant’s Form 8-K, as filed with the Securities and Exchange Commission on March 16, 2006, which is incorporated herein by reference)

*4.7—	Form of Notes

*4.8—	Form of Terms Document for Class A Notes

*4.9—	Form of Terms Document for Class B Notes

*4.10—	Form of Terms Document for Class C Notes

5.1—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, with respect to corporate matters

8.1—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, with respect to tax matters

Exhibit Number	Description

23.1—	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in opinion filed as Exhibit 5.1)

24.1—	Power of Attorney (included in Exhibit 24.1 to registrant’s Form S-3, as filed with the Securities and Exchange Commission on November 1, 2013, which is hereby incorporated by reference)

*25.1—	Form T-l Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Indenture Trustee under the Indenture

*	To be filed by amendment